Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 26, 2006, except for Note 15 for as to which the date is November 3, 2006, relating to the financial statements, which appears in Metabolix Inc.'s Registration Statement on Amendment #4 to Form S-1, filed on November 6, 2006.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 9, 2006